UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 31, 2013

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(I.R.S. Employer Identification No.)

3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4 (Address of principal executive offices)(Zip Code)

(403) 776-1950

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 31, 2013, the Company entered into an Amendment No. 3 to Credit Agreement (the “Amendment”) among the Company and SAExploration Sub, Inc., as parent (“Parent”), their subsidiaries, SAExploration, Inc., SAExploration Seismic Services (US), LLC and NES, LLC, as borrowers (the “Borrowers”), the lenders party thereto (the “Consenting Lenders”), and MC Admin Co LLC, as Administrative Agent (the “Administrative Agent”), which amends that certain Credit Agreement dated as of November 28, 2012, among Parent, the Borrowers, the lenders party thereto (the “Lenders”), and the Administrative Agent, as amended by an Amendment No. 1 to Credit Agreement dated as of December 5, 2012, and by an Amendment No. 2 and Consent to Credit Agreement dated as of June 24, 2013 (as amended, the “Credit Agreement”). The Company became a party to the Credit Agreement pursuant to a Joinder Agreement, which was executed as of June 24, 2013, in connection with the merger of the Delaware corporation formerly known as SAExploration Holdings, Inc. (“Former SAE”) with and into SAExploration Sub, Inc., a wholly-owned subsidiary of the Company then named Trio Merger Sub, Inc. (the “Merger”).

The Amendment amends the Credit Agreement to:

•	modify certain of the financial covenants as follows:

-	lower the limit on total capital expenditures for the Company’s 2013 and 2014 fiscal years from $47.5 million and $30 million, respectively, to $18 million;

-	change the required Debt Service Ratio, which is consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) divided by consolidated debt service (cash interest payments plus the scheduled principal payments on all outstanding debt, including capital lease obligations), for the fiscal quarters set forth below as follows:

Fiscal Quarter Ending	Change to Required Debt Service Coverage Ratio
September 30, 2013	From 3.25:1.00 to 1.75:1.00
December 31, 2013	From 3.25:1.00 to 2.00:1.00
March 31, 2014	From 3.50:1.00 to 2.00:1.00
June 30, 2014	From 3.50:1.00 to 2.75:1.00

-	change the Net Leverage Ratio, which is consolidated Net Indebtedness (all outstanding debt, capital lease obligations, unused letters of credit and contingent obligations less cash and cash equivalents) divided by consolidated EBITDA, for the fiscal quarters set forth below as follows:

Fiscal Quarter Ending	Change to Required Net Leverage Ratio
September 30, 2013	From 2.25:1.00 to 3.50:1.00
December 31, 2013	From 2.00:1.00 to 3.25:1.00
March 31, 2014	From 1.75:1.00 to 3.25:1.00
June 30, 2014	From 1.50:1.00 to 2.50:1.00
September 30, 2014	From 1.25:1.00 to 1.75:1.00

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-	change the Total Leverage Ratio, which is consolidated Indebtedness (all outstanding debt, capital lease obligations, unused letters of credit and contingent obligations) divided by consolidated EBITDA, for the fiscal quarters set forth below as follows:

Fiscal Quarter Ending	Change to Required Total Leverage Ratio
September 30, 2013	From 2.50:1.00 to 4.25:1.00
December 31, 2013	From 2.25:1.00 to 3.75:1.00
March 31, 2014	From 2.25:1.00 to 3.75:1.00
June 30, 2014	From 2.00:1.00 to 2.75:1.00
September 30, 2014	From 2.00:1.00 to 2.25:1.00
December 31, 2014	From 1.75:1.00 to 2.00:1.00

•	provide for the following restrictions until the date the Company’s financial statements for the third quarter of 2014 are delivered to the Administrative Agent or, if a default exists and is continuing on that date, such later date as the default is cured or waived (the “Financial Statement Delivery Date”):

-	prohibit any sales by certain of the Former SAE insiders, including Jeff Hastings, Brian Beatty and Brent Whiteley, of the Company’s securities economically owned by them;

-	limit payments of interest under the Company’s $17.5 million subordinated note issued in connection with the Merger to the stockholders of Former SAE, other than certain of the Former SAE insiders, including Jeff Hastings, Brian Beatty and Brent Whiteley, who have agreed to allow the Company to withhold their interest payments; provided, that such amounts may be accrued and paid following the Financial Statement Delivery Date; and

-	further restrict the dividends that may be paid by the Company’s direct and indirect subsidiaries to their respective stockholders;

•	remove the concept of “Material Contract Termination Event” and the related restrictions that would otherwise have become applicable should such an event occur;

•	eliminate the conditional amendments included in the Amendment No. 2 and Consent to Credit Agreement dated as of June 24, 2013, which were conditioned upon the Company borrowing an additional $20 million under the Credit Agreement;

•	confirm the ability of the Company to (i) issue warrants upon conversion of the amended and restated promissory notes in the aggregate principal amount of $500,000 held by Eric S. Rosenfeld and David D. Sgro, two of the Company’s founding stockholders and current directors (the “Notes”), and (ii) pursue the exchange of its outstanding warrants for common stock at a ratio of one share for ten warrants and pay cash in lieu of issuing fractional shares in the exchange;

•	remove the requirement that all agreements of the Company and its subsidiaries governing the terms and relative rights of its securities and agreements by their stockholders with respect to their securities must be approved by the Administrative Agent; provided, that the Company and its subsidiaries may not enter into or amend any such agreement if it could reasonably be expected to be adverse to the interests of any of the Lenders or result in a default under the Credit Agreement;

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•	revise the representation and warranty regarding the Company’s financial statements to reflect prior restatements of the Company’s financial statements for its 2010 and 2011 fiscal years and the fiscal quarter ended March 31, 2013;

•	make certain clarifying changes to reflect the Merger as a “Qualified Merger” under the Credit Agreement and the joinder of the Company as a “Parent” under the Credit Agreement; and

•	remove certain outdated provisions.

The Amendment also contains limited waivers by the Lenders of any defaults that may have occurred relating to the following:

•	any failure of the Parent or the Borrowers to comply with the financial covenants for the quarter ended September 30, 2013, prior to the amendment of such covenants as described above;

•	the existence of the Notes, which became additional Indebtedness subject to the limitations of the Credit Agreement when the Company joined the Credit Agreement;

•	the failure of Parent to obtain the Administrative Agent’s approval of certain agreements concerning the securities of the Company and its subsidiaries; and

•	the restatement of certain of the Company’s prior financial statements.

The Amendment also contains a general release of claims against the Administrative Agent and its affiliates by Parent, the Borrowers and the Consenting Lenders.

The Borrowers have paid approximately $1.33 million in the aggregate for fees and expenses of the Borrowers in connection with the amendments and waivers provided for in the Amendment.

A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Company.

On October 31, 2013, the Company entered into the Amendment to the Credit Agreement. The disclosure in Item 1.01 above is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement dated as of October 31, 2013, by and among SAExploration Holdings, Inc., SAExploration Sub, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the lenders party thereto, and MC Admin Co LLC, as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2013	SAExploration Holdings, Inc.
	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement dated as of October 31, 2013, by and among SAExploration Holdings, Inc., SAExploration Sub, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the lenders party thereto, and MC Admin Co LLC, as Administrative Agent.

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